Exhibit 99.1

DQE, Inc. and Subsidiaries

Consolidating Statements of Income

Year Ended December 31, 2002

	Duquesne Light Consolidated	DQE Financial Consolidated	DQE Enterprises Consolidated	DQE Energy Services Consolidated	DQE Energy Systems Consolidated	Aquasource Consolidated	DQE	DQE Capital Corporation	Cherrington Insurance	Eliminations/ Consolidations	Adjustments	DQE, Inc. Consolidated
Operating Revenues:
Sales of Electricity:
Customers—net	$921,505,531	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$921,505,531
Utilities	6,542,555	—	—	—	—	—	—	—	—	—	—	6,542,555

Total Sales of Electricity	928,048,086	—	—	—	—	—	—	—	—	—	—	928,048,086
Water Sales	—	—	—	—	—	107,601,862	—	—	—	—	(107,601,862)	—
Other	16,540,939	15,393,731	948,206	54,646,871	45,381,052	—	—	—	663,349	(1,955,681)	(40,269,591)	91,348,876

Total Operating Revenues	944,589,025	15,393,731	948,206	54,646,871	45,381,052	107,601,862	—	—	663,349	(1,955,681)	(147,871,453)	1,019,396,962
Operating Expenses:
Fuel and purchased power	428,077,485	—	—	—	—	—	—	—	—	—	—	428,077,485
Other operating	100,326,565	44,960,968	1,699,832	29,255,279	48,954,441	87,807,152	8,408,890	3,157,560	584,346	(1,955,681)	(125,329,299)	197,870,053
Maintenance	21,473,671	—	—	—	—	—	—	—	—	—	—	21,473,671
Impairment of long-lived assets	—	30,265,321	—	—	—	102,960,857	(2,041,668)	—	—	—	(100,919,189)	30,265,321
Restructuring charge	3,877,458	—	—	—	—	—	1,304,403	—	—	—	—	5,181,861
Depreciation and amortization	169,100,664	7,210,521	149,641	2,050,380	3,923,012	5,348,491	2,016,203	—	—	—	(9,260,656)	180,538,256
Taxes other than income taxes	60,170,382	596,177	301,698	—	897,135	4,014,619	2,410,752	—	—	—	(4,578,638)	63,812,126

Total Operating Expenses	783,026,225	83,032,987	2,151,172	31,305,658	53,774,588	200,131,119	12,098,581	3,157,560	584,346	(1,955,681)	(240,087,782)	927,218,774
Operating Income	161,562,800	(67,639,256)	(1,202,965)	23,341,213	(8,393,536)	(92,529,257)	(12,098,581)	(3,157,560)	79,003	—	92,216,328	92,178,188
Other Income	32,170,266	40,718,756	(18,286,341)	3,687,571	(20,179,771)	(5,525,291)	(7,045,552)	18,176,589	30,177	(41,052,905)	35,221,046	37,914,545
Interest and Other Charges	72,391,658	1,680,141	(3,484)	790,213	—	1,562,813	32,448,186	15,000,936	—	(39,382,223)	(1,031,999)	83,456,242
Income Before Income Taxes	121,341,408	(28,600,641)	(19,485,822)	26,238,570	(28,573,307)	(99,617,361)	(51,592,320)	18,093	109,180	(1,670,682)	128,469,373	46,636,491
Income Taxes	49,285,320	(20,567,534)	(510,946)	9,140,647	(2,437,493)	2,844,490	(18,764,613)	13,707	38,213	—	827,014	19,868,805

Income from Continuing Operations	72,056,089	(8,033,107)	(18,974,876)	17,097,923	(26,135,814)	(102,461,851)	(32,827,707)	4,386	70,967	(1,670,682)	127,642,359	26,767,686
Income (Loss) from Discontinued Operations	—	—	—	—	—	—	—	—	—	—	(127,642,359)	(127,642,359)

Income (Loss) before a Cumulative Effect of a Change in Accounting Principle	72,056,089	(8,033,107)	(18,974,876)	17,097,923	(26,135,814)	(102,461,851)	(32,827,707)	4,386	70,967	(1,670,682)	—	(100,874,673)
Cumulative Effect of a Change in Accounting Principle	—	—	—	—	(10,674,000)	(107,515,395)	4,483,392	—	—	—	—	(113,706,003)

Net Income	72,056,089	(8,033,107)	(18,974,876)	17,097,923	(36,809,814)	(209,977,246)	(28,344,315)	4,386	70,967	(1,670,682)	—	(214,580,676)
Preferred Dividends	—	—	—	—	—	—	628,556	—	—	—	—	628,556

Earnings Available for Common	$72,056,089	$(8,033,107)	$(18,974,876)	$17,097,923	$(36,809,814)	$(209,977,246)	$(28,972,871)	$4,386	$70,967	$(1,670,682)	$—	$(215,209,232)

Average Number of Common Shares Outstanding	65,578,009	65,578,009	65,578,009	65,578,009	65,578,009	65,578,009	65,578,009	65,578,009	65,578,009	65,578,009	65,578,009	65,578,009

Earnings Per Share of Common Stock	$1.10	$(0.12)	$(0.29)	$0.26	$(0.56)	$(3.20)	$(0.44)	$0.00	$0.00	$(0.03)	$(1.95)	$(3.28)

Exhibit 99.1 (cont.)

DQE, Inc. and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2002

	Duquesne Light Consolidated	DQE	Duquesne Power	DQE Enterprises Consolidated	DQE Financial Consolidated	DQE Energy Services Consolidated	DQE Energy Systems Consolidated	Aquasource Consolidated	Cherrington Insurance	DQE Capital Corporation	Eliminations/ Consolidations	Adjustments	DQE, Inc. Consolidated
Current Assets:
Cash and Temporary Cash Investments	$345,938,002	$(661,405)	$575,549	$119,190	$(30,408)	$18,921,313	$1,996,568	$39,573	$1,531,437	$—	$(274,706,252)	$188,460	$93,912,027
Receivables:
Electric Customers A/R	112,322,186	—	—	—	—	—	—	—	—	—	—	—	112,322,186
Water Customers A/R	—	—	—	—	—	—	—	15,176,865	—	—	—	15,176,865	—
Other Utility Receivables	2,144,047	—	—	—	—	—	—	—	—	—	—	—	2,144,047
Other Receivables	270,895,927	71,000,723	(48,448)	1,911,565	6,668,706	7,002,330	1,195,335	157,372	1,063,229	376,348,739	(708,883,268)	(157,372)	27,154,837
Less: Allowance for Uncollectible Accts	(7,693,787)	—	—	—	—	—	—	(2,494,088)	—	—	—	2,494,088	(7,693,787)

Total Receivables	377,668,373	71,000,723	(48,448)	1,911,565	6,668,706	7,002,330	1,195,335	12,840,149	1,063,229	376,348,739	(708,883,268)	(12,840,149)	133,927,283
Materials and Supplies (at avg. cost)
Operating & Construction	19,050,550	—	—	—	—	—	—	—	—	—	—	—	19,050,550

Total Materials & Supplies	19,050,550	—	—	—	—	—	—	—	—	—	—	—	19,050,550
Other Current Assets	21,388,596	257,342,043	—	1,961,453	179,913,423	(15,919,485)	13,582,803	2,974,426	(34,028)	(491,008)	(418,408,883)	(5,543,714)	36,765,626
Net Current Assets of Discontinued Operations	—	—	—	—	—	—	—	—	—	—	—	190,728,093	190,728,093

Total Current Assets	764,045,520	327,681,361	527,101	3,992,207	186,551,721	10,004,158	16,774,707	15,854,148	2,560,638	375,857,731	(1,401,998,404)	172,532,690	474,383,578
Long-Term Investments:
Partnership Investments	1,652,083	—	—	—	56,585,000	—	—	—	—	—	—	—	58,237,083
Leveraged Lease Investments	—	—	—	—	495,133,017	—	—	—	—	—	—	—	495,133,017
Other	22,068,842	1,028,063,227	—	2,111,583	—	8,747,168	7,633,880	—	—	—	(1,048,521,549)	—	20,103,151

Total Long-Term Investments	23,720,925	1,028,063,227	—	2,111,583	551,718,018	8,747,168	7,633,880	—	—	—	(1,048,521,549)	—	573,473,251
Property, Plant & Equipment:
Electric Plant in Service	1,946,861,395	—	—	—	—	—	—	—	—	—	—	—	1,946,861,395
Water Plant in Service	—	—	—	—	—	—	—	262,524,967	—	—	(79,375,422)	(183,149,545)	—
Construction Work in Progress	61,628,822	—	—	—	—	—	—	59,698,674	—	—	—	(59,698,674)	61,628,822
Property Held Under Capital Leases	10,231,410	—	—	—	—	—	—	—	—	—	—	—	10,231,410
Property Held for Future Use	174,110	—	—	—	—	—	—	—	—	—	—	—	174,110
Other (NA—Sub’s Property)	1,000	9,453,193	—	552,398	15,433,361	28,745,464	28,379,466	—	—	—	2,542,996	(3,916,301)	81,191,577

Total	2,018,896,738	9,453,193	—	552,398	15,433,361	28,745,464	28,379,466	322,223,641	—	—	(76,832,426)	(246,764,520)	2,100,087,315
Less: Accum Depreciation and Amortization	(653,978,099)	(4,327,685)	—	(544,221)	(5,114,084)	(7,277,736)	(4,261,807)	(90,250,977)	—	—	(1,090,663)	92,209,127	(674,636,145)

Property, Plant & Equipment—Net	1,364,918,639	5,125,508	—	8,177	10,319,277	21,467,728	24,117,659	231,972,664	—	—	(77,923,088)	(154,555,393)	1,425,451,170
Other Non-Current Assets:
Transition Costs	24,121,625	—	—	—	—	—	—	—	—	—	—	—	24,121,625
Regulatory Assets	280,331,839	—	—	—	—	—	—	—	—	—	—	—	280,331,839
Prepaid pension cost	16,900,000	—	—	—	—	—	—	—	—	—	—	—	16,900,000
Other Non-Current	14,135,615	205,276	—	481,730	1,568,324	—	261,269	19,877,297	—	—	(1,900,000)	(17,977,297)	16,652,215
Net Noncurrent Assets of Discontinued Operations	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Other Non-Current Assets	335,489,079	205,276	—	481,730	1,568,324	—	261,269	19,877,297	—	—	(1,900,000)	(17,977,297)	338,005,679

Total Assets	$2,488,174,163	$1,361,075,372	$527,101	$6,593,697	$750,157,340	$40,219,054	$48,787,514	$267,704,109	$2,560,638	$375,857,732	$(2,530,343,041)	$—	$2,811,313,679

Exhibit 99.1 (cont.)

DQE, Inc. and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2002

	Duquesne Light Consolidated	DQE	Duquesne Power	DQE Enterprises Consolidated	DQE Financial Consolidated	DQE Energy Services Consolidated	DQE Energy Systems Consolidated	Aquasource Consolidated	Cherrington Insurance	DQE Capital Corporation	Eliminations/ Consolidations	Adjustments	DQE, Inc. Consolidated
Current Liabilities:

Notes Payable	$—	$605,914,727	$—	$—	$—	$165,329	$—	$19,325,000	$—	$—	$(625,239,727)	$—	$165,329
Current Maturities & Sinking Fund Requirements	—	—	—	26,146	—	—	—	246,020	—	274,706,252	(273,926,581)	(246,020)	805,817
Accounts Payable	132,095,796	31,645,346	527,101	147,154	11,656,119	12,344,991	3,363,768	20,197,009	205,074	2,427,912	(94,910,168)	(6,452,421)	113,247,680
Accrued Liabilities	101,637,014	9,527,416	—	358,512	9,812,832	221,369	5,528,490	89,130,441	21,532	980,994	(139,883,037)	(16,848,197)	60,487,365

Dividends Declared	26,223,006	18,896,279	—	—	—	—	—	—	—	—	(24,000,000)	—	21,119,285

Other Current Liabilities	4,354,643	—	—	—	—	—	—	—	—	—	8,800,000	—	13,154,643
Net Current Liabilities of Discontinued Operations	—	—	—	—	—	—	—	—	—	—	—	54,891,933	54,891,933

Total Current Liabilities	264,310,458	665,983,768	527,101	531,812	21,468,951	12,731,689	8,892,258	128,898,470	226,606	278,115,159	(1,149,159,513)	31,345,294	263,872,052
Non-Current Liabilities:
Deferred Income Taxes	389,854,413	197,260,906	—	(16,731,233)	369,961,540	—	5,053,376	(165,312)	—	—	(334,924,404)	—	610,309,286
Capital Lease Obligations	2,691,453	—	—	—	—	—	—	—	—	—	—	—	2,691,453
Other	131,020,428	1,412,624	—	993,388	14,696,048	—	2,548,634	13,249,694	1,253,065	—	11,733,068	(20,282,762)	156,624,187
Net Noncurrent Liabilities of Discontinued Operations	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Current Liabilities	523,566,293	198,673,530	—	(15,737,845)	384,657,589	—	7,602,010	13,084,382	1,253,065	—	(323,191,336)	(20,282,762)	769,624,926
Capitalization:
Long-Term Debt	959,446,049	—	—	—	24,525,165	2,020,593	—	10,562,532	—	96,879,041	(779,671)	(10,562,532)	1,082,091,177
Preferred & Preference Stock
Non-Redeemable Preferred Stock	210,608,294	22,352,000	—	—	1,500,000	—	—	500,000	—	—	(500,000)	(500,000)	233,960,294
Non-Redeemable Preference Stock	18,446,595	—	—	—	—	—	—	—	—	—	—	—	18,446,595
Deferred Employee Stock Ownership Plan	(9,236,037)	—	—	—	—	—	—	—	—	—	—	—	(9,236,037)

Total Preferred & Preference Stock	219,818,852	22,352,000	—	—	1,500,000	—	—	500,000	—	—	(500,000)	(500,000)	243,170,852
Common Shareholder’s Equity:
Common Stock	10	296,505,477	—	4	1,000	—	—	463,243,819	120,000	—	(463,364,833)	—	296,505,477
Capital Surplus	479,606,406	927,668,623	—	79,793,596	376,074,677	22,881,708	116,704,146	—	890,000	1,000	(1,081,340,134)	—	922,280,023
Retained Earnings/Deficit	41,426,096	452,888,073	—	(57,993,870)	(58,070,042)	2,585,064	(84,410,900)	(348,585,094)	70,967	862,531	504,115,250	—	452,888,075
Treasury Stock	—	(1,202,996,099)	—	—	—	—	—	—	—	—	(16,122,804)	—	(1,219,118,903)

Total Common Shareholder’s Equity	521,032,512	474,066,074	—	21,799,731	318,005,635	25,466,773	32,293,247	114,658,725	1,080,967	863,531	(1,056,712,521)	—	452,554,672

Total Capitalization	1,700,297,413	496,418,074	—	21,799,731	344,030,800	27,487,365	32,293,247	125,721,257	1,080,967	97,742,573	(1,057,992,192)	(11,062,532)	1,777,816,701

Total Liabilities & Capitalization	$2,488,174,164	$1,361,075,372	$527,101	$6,593,697	$750,157,340	$40,219,054	$48,787,514	$267,704,109	$2,560,638	$375,857,732	$(2,530,343,041)	$—	$2,811,313,679